UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 11, 2006

IMPLANT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-25839	04-2837126
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

107 Audubon Road #5
Wakefield, MA		01880
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (781) 246-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On January 11, 2006, Implant Sciences Corporation (the “Company”) announced that its board of directors appointed Mr. Michael Turmelle as the chairman of the audit committee of the board.  The board has determined that Michael Turmelle is an audit committee financial expert as that term is defined in Item 401 of Regulation S-K and that he is “independent” as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.  A copy of the press release with respect to such announcement is attached hereto as Exhibit 99.4

Mr. Turmelle has held several management positions with SatCon Technology Corporation, including a director since June 1993; Vice President, Chief Financial Officer and Treasurer from November 1991 until January 2000; Chief Operating Officer in January 2000; and since February 2005, President of SatCon Power Systems.  From July 1984 until August 1987, Mr. Turmelle held several positions with HADCO Corporation.  From February 1982 until June 1984 Mr. Turmelle held several positions with the Aerospace Division of GE, including internal auditor.  Mr. Turmelle holds a B.A. degree in Economics from Amherst College.  Mr. Turmelle is also a member of both the Compensation and Nominating Committee of the Company’s board of directors.

Mr. Turmelle’s nomination as a member of the board of directors was approved by the shareholders at the Company’s recent annual meeting held on December 13, 2005.  In addition, on January 10, 2006, the board of directors ratified the the following charters previously adopted: (i) Audit Committee Charter, (ii) Nominating Committee Charter and (iii) Compensation Committee Charter.  Copies of such charters are attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1                                        Audit Committee Charter

99.2                                        Nominating Committee Charter

99.3                                        Compensation Committee Charter

99.4                                        Press release dated January 11, 2006 announcing appointment of Mr. Turmelle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Janury 11, 2006	IMPLANT SCIENCES CORPORATION

	By:	/s/ Anthony J. Armini
	Name:	Anthony J. Armini
	Title:	President and Chief Executive Office